Exhibit 10.49

AMENDED & RESTATED EMPLOYMENT AGREEMENT

This AMENDED & RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of May 9, 2011, between COLLECTORS UNIVERSE, INC., a Delaware corporation (the “Company”), and MICHAEL J. MCCONNELL (Executive”), with reference to the following:

A.           Executive is currently employed as the Company’s Chief Executive Officer (“CEO”) under an Employment Agreement dated as of November 6, 2009 and subsequently amended by a First Amendment to Employment Agreement entered into in July 2010 (and, as so amended, the “Existing Employment Agreement”).

B.           The Existing Employment Agreement is scheduled to expire on June 30, 2011 and the Company desires to amend and restate the Existing Employment Agreement in order to extend the term Executive’s employment and amend certain of the provisions of that Agreement and, thereby, to retain Executive’s continued services and leadership as the Company’s CEO.

C.           This Agreement is intended by the parties to, and upon its execution and delivery by the parties, will supersede the Existing Employment Agreement in its entirety.

NOW, THEREFORE, in consideration of the respective promises of each party made to the other in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, it is agreed as follows:

1. Certain Definitions.  As used in this Agreement, the following terms shall have the respective meanings given to such terms below.

1.1           An “Affiliate” of the Company means any individual, entity or organization that controls, is under common control with or is controlled by the Company.

1.2           The terms “beneficially owned” or “owned beneficially” and “beneficial ownership” shall have the meanings given to such terms in or by Securities and Exchange Commission Rule 13d-3 under the Exchange Act, or any successor rule thereto.

1.3           The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor act thereto.

1.4           The term “Parent” of a corporation or other entity means any Person that is the beneficial owner, directly or indirectly, of a majority of the Voting Securities (as defined below) of that corporation or other entity.

1.5           Person.  The terms “Person” and “person” mean any natural person and any corporation, limited liability company, general or limited partnership, joint venture, trust, estate or any other organization or entity.

1.6           The term “Cause” shall mean the occurrence of any of the following:

(a) Executive’s conviction of an act that, under applicable law or government regulations, constitutes a felony or a misdemeanor involving moral turpitude;

(b)           Executive’s commission of an act that subjects the Company, or any Affiliate of the Company to any material civil liabilities or penalties or any criminal penalties or fines, any conduct by Executive that constitutes unlawful harassment, discrimination or retaliation, or which, in the good faith judgment of the Board, is detrimental to the Company’s reputation or its competitive position within any of its markets (including the use or possession of any controlled substance, chronic abuse of alcoholic beverages, moral turpitude or the like);

(c)           Executive’s breach or violation of (i) any of his covenants in his Employee Confidentiality Agreement, (ii) any conflict of interest, ethics or employment policies from time to time adopted by the Board and made applicable to all Company employees generally or those applicable more specifically to financial executives or executive officers of the Company, (i) which continues unremedied for a period of ten (10) days following written notice thereof to Executive from the Company or (ii) which the Board of Directors determines is not susceptible of cure within such 10-day time period;

(d)           Executive’s breach or violation of any of his material covenants or obligations contained in this Agreement (i) which continues unremedied for a period of fifteen (15) days following written notice thereof from the Company to Executive or (ii) which the Board of Directors determines is not susceptible of cure within such 15-day time period;

(e)           Executive’s gross negligence, willful misconduct or reckless disregard of material and adverse consequences of Executive’s decisions or actions, as determined by the Board of Directors; and

(f)           Executive’s insubordination with respect to any lawful direction of the Board or Executive’s failure, on at least two separate occasions, to perform his material duties as Chief Executive Officer other than due to his illness or his Disability (as defined below); or

1.7           Change in Control of Company.  A “Change in Control” of the Company shall be deemed to have occurred if:

(a)           There is consummated:

(i)           any consolidation or merger of the Company with another Person, if (A) the Company is not the Surviving Person therein, or (B) the shares of the Company’s Common Stock are converted into cash, securities or other property, provided, however, any such merger or consolidation shall not constitute a Change in Control if the holders of the Company’s common stock immediately prior to such merger or consolidation will own, in the aggregate, at least 50% of the outstanding shares of Voting Securities of the Surviving Person or its Parent (if any) immediately after consummation of such merger or consolidation; or

(ii)           any sale, exchange or other transfer (in one transaction or a series of related transactions during the 12-month period ending on the date of the most recent transaction) of all, or substantially all, of the assets of the Company, provided, however, that such sale, exchange or other transfer shall not constitute a Change in Control if (A) the Person acquiring such assets is a corporation or other entity in which the holders of the Company’s common stock immediately prior to such transaction will own, in the aggregate, at least 50% of the outstanding voting securities of the Person acquiring such assets, or of the Parent thereof (if any), immediately after consummation of such transaction, or (ii) such Person is a “related person” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii)(B); or

(b)           any Person or group of Persons, acting in concert (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), shall directly or indirectly acquire (other than in or as a result of a transaction described in Paragraph 1.7(a) above) beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s then outstanding securities, unless (i) the Person or group making such acquisition of beneficial ownership (the “Acquiring Person”) was (A) the Company or an Affiliate of the Company, (B) the beneficial owner of more than 20% of the outstanding voting securities of the Company immediately prior to the acquisition, or (C) an employee benefit plan of Company or any of its Affiliates or a trustee or other fiduciary holding securities under any such employee benefit plan, or (C) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (ii) the transaction that caused such Acquiring Person’s beneficial ownership to exceed fifty percent (50%) of the outstanding voting securities of the Company was either (A) a repurchase by the Company of its own voting securities or (B) a purchase of voting securities of the Company in a firmly underwritten public offering of voting securities of the Company; or

(c)           Over a period of twenty-four (24) consecutive months or less, there is a change in the composition of the Company’s Board of Directors (the “Board”) such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding the foregoing, however, a “Change in Control” shall not be deemed to have occurred within the meaning of this Section 1.7, solely as the result of any acquisition of Voting Securities by the Company or any subsidiary thereof that has the effect of (i) reducing the number of the Company’s outstanding Voting Securities, or (ii) increasing the beneficial ownership of the Company’s Voting Securities by any Person to more than fifty percent (50%) of the Company’s outstanding Voting Securities; provided, however, that, if any such Person shall thereafter become the direct or indirect beneficial owner of any additional Voting Securities of the Company (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns more than fifty percent (50%) of the then outstanding Voting Securities of the Company, then, a "Change of Control" shall be deemed to have occurred for purposes of this Section 1.7.

1.8           Good Reason.  Each of the following actions by the Company shall constitute a “Good Reason Event” that will entitle Executive to terminate his employment for Good Reason on the terms, but subject to the conditions, set forth in Section 5.3 hereof:

(a)           The Company materially reduces Executive's authority, duties or responsibilities with Company; or

(b)           The Company changes Executive’s principal position with Company in a manner or to an extent that such reduction or change (as the case may be) constitutes or would generally be considered to constitute a demotion of Executive;

PROVIDED, however, that if either of the foregoing actions is taken by the Company as a result of (i) the Disability of Executive, or (ii) any acts or omissions of Executive or any other occurrence that would entitle Company to terminate Executive’s employment hereunder for Cause, then such action shall not entitle Executive to terminate his employment for Good Reason pursuant to this Section 5.3 hereof.

(c)           The Company materially reduces Executive's base salary or base compensation below the amount thereof as prescribed by this Agreement, unless such reduction is made (i) as part of an across-the-board cost cutting measure that is applied equally or proportionately to all senior executives of Company, rather than discriminatorily against Executive, or (ii) by and at the election of the Company due to Executive’s Disability or any acts or omissions of Executive or other occurrence that would entitle Company to terminate Executive’s employment for Cause; or

(d)           The Company relocates Executive to an office (other than Company's headquarters offices) located more than thirty (30) miles from Executive’s then current office location (other than for temporary assignments or required travel in connection with the performance by Executive of his duties for Company), unless such relocation reduces the travel distance between Executive’s then principal residence and his new office location; or

(e)           The Company breaches any of its material obligations to Executive under this Agreement and fails to cure such material breach prior to the expiration of a period of thirty (30) days following the giving of a written notice from Executive to the Company of such breach which sets forth, in reasonable detail, the actions, facts or circumstances that Executive is asserting constitute such a breach by the Company.

1.9           Surviving Person.  The term “Surviving Person” shall mean the corporation or other entity that is the surviving or continuing corporation of entity in a merger or consolidation of the Company with another corporation or entity, whether that is the Company or another party to such merger or consolidation.

1.10           Disability.  The terms “Disability” and “Disabled” shall mean Executive’s incapacity due to physical or mental illness that causes the Executive to be absent from his duties with the Company on a full-time basis for three (3) consecutive months or a period of one hundred eighty (180) non-consecutive days in any twelve (12) month period.  In the event there is a dispute over whether the Executive is disabled, then, such dispute shall be resolved by a practicing physician, licensed as such and in good standing, in California that is selected by the Company, to conduct a physical or, in the case of an alleged mental disability a psychiatrist to conduct a psychological, examination of the Executive and Executive agrees that he will submit to such examination in the event of such a dispute.  The determination of such physician or psychiatrist (as the case may be) shall be binding on and non-appealable.  Any refusal or failure of Executive to submit to such a physical or psychological examination shall, for purposes of this Agreement, constitute Executive’s admission that he is Disabled.

1.11           Termination Date.  “Termination Date” shall mean Executive’s last day of employment with Company.  For avoidance of doubt, the Termination Date will be deemed not to have occurred unless Executive’s last day of employment also constitutes a “separation from service” within the meaning of Internal Revenue Code Section 409A.

1.12           The term “Voting Securities” of any Person that is a corporation means the combined voting power of that Person’s then outstanding securities having the right to vote in an election of that Person’s directors.  The term “Voting Securities” of any Person, other than a corporation, such as a partnership or limited liability company, shall mean the combined voting power of that Person’s outstanding ownership interests that are entitled to vote or select the individuals (such as the managers of a limited liability company) that have substantially the same authority or decision-making powers with respect to such entity that are generally exercisable by directors of a corporation.

2.	Employment as Chief Executive Officer.

2.1   Continued Employment of Executive.  The Company shall continue to employ Executive as the Company’s Chief Executive Officer for the term of this Agreement as set forth in Section 3 hereof.  Executive hereby accepts such employment and agrees to serve in that position in accordance with the terms and subject to the conditions contained in this Agreement.  Executive shall perform his duties and responsibilities as the Company’s CEO fully, faithfully and in a diligent and timely manner throughout the term of his employment with the Company and, in his capacity as CEO, he will report to the Board of Directors of the Company (the “Board”).

2.2   CEO Responsibilities.  As the Company’s CEO, Executive shall be responsible for (i) the formulation of strategic and business plans and initiatives for the Company and its subsidiaries and upon their approval by the Board, their implementation, (ii) the supervision of the senior management personnel of the Company and its subsidiaries, (iii) the financial performance and financial condition of the Company and its subsidiaries, and (iv) the accuracy and completeness of the Company’s financial and public reporting, including the reports filed with the Securities and Exchange Commission, all under the oversight of the Company’s Board.  Executive also shall perform such other duties as may be assigned from time to time to Executive by the Board, provided that such duties are commensurate with those customarily assigned to chief executive officers of public companies with revenues and market capitalizations comparable to that of the Company.  Executive hereby represents and warrants that, except as may otherwise have been disclosed in writing to the Company, he is under no contractual or other commitments (written or oral) that are inconsistent or would interfere with the performance of his duties as the Company’s CEO, including, but not limited to, any non-competition, trade secret or confidentiality or similar agreements.  In addition, Executive also represents that none of the information that he needs or will use in performing his duties as the Company’s CEO was obtained from any Person who employed Executive in the past as an employee or engaged Executive’s services as an non-employee consultant or advisor.

2.3   Employee Confidentiality Agreement.  It is hereby acknowledged that Executive has previously executed and delivered to the Company and is a party to an Employee Confidentiality Agreement and the parties agree that such Agreement is and shall remain in full force and effect.

3.   Term of Employment.  Unless sooner terminated as provided in Section 5 or Section 6 below, the term of Executive’s employment with the Company as its CEO shall continue until and shall end on June 30, 2013 (the “Employment Expiration Date”).

4.   Compensation and Benefits.  Executive’s compensation for all services rendered to the Company or to any of its Affiliates (as hereinafter defined in this Agreement) shall be as follows:

4.1           Salary.  Executive will receive an annual base salary of Two Hundred Thirty-Five Thousand Dollars ($235,000) (the “Annual Salary”), which shall be payable in twenty-four (24) equal twice-monthly installments in accordance with the Company’s customary payroll practices, less tax and other required withholdings.  If Executive’s employment terminates other than on the last business day of any calendar month, the Monthly Salary for such month shall be pro-rated based on the number of days in such month that Executive was employed by the Company as its CEO.

4.2           Incentive or Bonus Compensation.  During the term of Executive’s employment as the Company’s CEO, he will be entitled to participate in cash and equity incentive or bonus programs adopted by the Board of Directors or its Compensation Committee that are generally made available to the Company’s executive officers, subject to the eligibility requirements and the other terms and conditions thereof, including any performance, time or other vesting conditions; provided that it is understood and agreed that neither the Board of Directors nor its Compensation Committee shall be obligated to adopt any such incentive or bonus programs.

4.3           Employee Benefits.  During the term of Executive’s employment as the Company’s CEO, he will be entitled to participate in those employee benefit programs that are generally made available to other full time employees of the Company, subject to the eligibility requirements thereof, including, without limitation, health insurance coverage for him and his immediate family, paid vacation which shall accrue in accordance with the Company’s applicable vacation policy, and any 401k or other ERISA compliant retirement savings plans.

4.4           Reimbursement of Expenses.  Executive shall be entitled to be reimbursed promptly for the reasonable out-of-pocket expenses incurred by him in the performance of his duties for the Company, in accordance with and subject to the Company’s expense reimbursement policies as in effect from time to time.  Without limiting the Company’s obligation pursuant to the preceding sentence, but subject to Executive’s compliance with the Company’s expense reimbursement policies, reimbursements of any such expenses shall (a) be paid to the Executive no later than sixty (60) days following the year in which the expenses were incurred, (b) the right to reimbursement during the year will not affect reimbursements or in-kind benefits provided to the Executive in any other year, and (c) the Executive’s right to reimbursement shall not be subject to liquidation or exchange for any other benefit.

4.4           Taxes and Withholdings.  All compensation and benefits payable to Executive under this Agreement, including salary payments and any amounts that may become payable to him pursuant to Section 5 or Section 6 below, shall be paid net of any employment taxes and any other withholdings required pursuant to applicable law or under any Company employee benefit plans or programs in which Executive or his dependents participate.

5.           Early Termination of Employment.

5.1           Termination of Executive’s Employment by the Company for Cause or by Executive without Good Reason.  The Company may terminate Executive’s employment for Cause (as defined in Section 1.6 above), at any time effective on written notice to him.  Executive may resign or terminate his employment with the Company at any time and for any reason, without Good Reason (as hereinafter defined) effective on fifteen (15) days prior written notice to the Company, provided that, if Executive elects to resign or so terminate his employment, the Company may elect, instead, to terminate Executive’s employment for Cause effective immediately on written notice to Executive, in which event Executive will be entitled to continue receiving his compensation, as set forth in Section 4 above, for a period of 15 days following the effective date of such termination of employment to the same extent as if the effective date thereof were deemed to occur on the last day of such 15 day period.  On any such termination of Executive’s employment, whether by the Company for Cause or by Executive without Good Reason, the Company’s sole obligation and liability to Executive shall be to pay Executive any unpaid salary, together any employee benefits and any unused vacation accrued to the effective date of such termination.

5.2           Termination of Employment due to Executive’s Disability or Death or by the Company without Cause.

(a)           Termination due to Death or Disability.  Executive’s employment with the Company shall terminate immediately in the event of his Disability or Death, and in the event of such a termination, Executive, or in the case of his death, his estate, heir or covered dependents (as the case may be), shall become entitled to receive the compensation set forth in Section 5.3below.

(b)           Termination by the Company without Cause.  The Company may terminate this Agreement and Executive’s employment at any time without Cause, effective on thirty (30) days prior written notice to Executive, provided, however, that the Company may elect, instead, to terminate Executive’s employment without Cause effective either immediately on written notice to Executive or on less than 30 days prior written notice, in which event, however, Executive will be entitled to continue receiving his compensation, as set forth in Section 4 above, until the thirtieth (30th) day following the giving of such notice of termination to the same extent as if the effective date thereof were deemed to occur on that thirtieth (30th) day.  Upon and by reason of any such termination of Executive’s employment by the Company without Cause, Executive shall become entitled to receive the compensation set forth in Section 5.3 below.

5.3           Compensation on a Termination of Employment pursuant to Section 5.2.  If there is a termination of Executive’s employment pursuant to Section 5.2 above, then, as the Company’s Sole and exclusivity obligation and liability to Executive by reason thereof, the Executive shall become entitled to receive the following compensation and benefits:

(a)           Salary Continuation.  The Company shall continue to pay Executive (or in the case of his death, his heirs) his salary, at the rate in effect on the date of such termination of employment, for the then remaining original term of his employment as set forth in Section 2 above, payable in equal installments on the Company’s regular payroll dates and in accordance with the Company’s customary payroll procedures as then in effect.  Each salary continuation payment shall be considered a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

(b)           Continuation of Medical Insurance.  Upon a timely election of the continuation coverage under COBRA, by Executive or, in the case of a termination due to his death by his dependents who were “covered dependents” under the Company’s group health insurance plan or program, for the period hereinafter specified (the “Insurance Continuation Period”), the Company will pay one hundred percent (100%) of Executive’s COBRA premiums for the medical insurance coverage as in effect on the day immediately preceding the effective date of such termination without Cause for the entire Insurance Continuation Period (the “Medical Insurance Continuation Benefit”).  For purposes of this Section 5.3(b), the term “Insurance Continuation Period” shall mean a period (i) of twenty-four (24) months following such termination of employment or (ii) ending on the date on which Executive obtains employment with another employer that makes health insurance available to him and his dependents (“Alternative Insurance Coverage”), whichever is shorter.  In the event that Executive’s COBRA eligibility period expires prior to the end of the Insurance Continuation Period (other than by reason of his obtaining Alternative Insurance Coverage), the Company shall procure and pay 100% of the premiums for comparable health insurance coverage for Executive and his dependents for the then remainder of the Insurance Continuation Period.  Executive agrees that if he obtains Alternative Insurance Coverage from another employer prior to the expiration of the above-mentioned 24-month period, he shall promptly notify the Company thereof.  Each premium payment shall be paid when due and shall be considered a separate payment for purposes of Section 409A of the Code.

5.4           Exclusivity of Remedies.  In the event of any termination of Executive’s employment by the Company or by Executive, pursuant to Section 5.1 or Section 5.2 hereof, then the respective rights and remedies and the respective obligations of the parties hereto set forth in this Section 5 shall constitute the sole and exclusive rights, remedies and obligations of the parties arising out of or in connection with any such termination of Executive’s employment with the Company, and each party expressly disclaims and waives any and all other rights or remedies it or he (as the case may be) would, but for the provisions of this Section 5.4, have under this Agreement or under applicable law by reason of such termination of employment or the acts or omissions that led to such termination of employment.

5.5           Continuation of Health Insurance Benefits on Expiration of Employment Agreement.  If Executive is employed by the Company hereunder on the Employment Expiration Date of June 30, 2013, but the Company determines not to continue Executive’s employment on a full time basis beyond that Date, other than due to (i) the Disability of Executive, or (ii) any acts or omissions of Executive or any other occurrence that would entitle Company to terminate Executive’s employment for Cause pursuant to Section 5.1, then, upon Executive’s timely election of continuation coverage under COBRA, Executive shall be entitled to receive the Medical Insurance Continuation Benefit for the Insurance Continuation Period on the terms and subject to the conditions set forth in Section 5.3(b) above, except that the Company will pay fifty percent (50%), rather than 100%, of the insurance premiums specified in Section 5.3(b), for the Insurance Continuation Period.  Each premium payment shall be paid when due and shall be considered a separate payment for purposes of Section 409A of the Code.

5.6           Effect of Termination of Employment on this Agreement.  Upon a termination of Executive’s employment with the Company for any reason whatsoever, whether by the Company or Executive, this Agreement shall terminate and shall be of no further force or effect; provided, however, that (i) Section 1, this Section 5, Section 6, Section 7 and Section 8 of this Agreement, and (ii) Executive’s Employee Confidentiality Agreement shall survive any such termination.

5.7           Payment Delay.  Notwithstanding anything herein to the contrary, to the extent any payments to Executive pursuant to this Section 5 or Section 6 below, are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (i) no such amount shall be payable pursuant to this Section 5 or Section 6, as applicable, unless Executive’s termination of employment constitutes a “separation from service” with the Company, as such term is defined in Treasury Regulation § 1.409A-1(h) or any successor provision thereto (a “Separation from Service”), and (ii) if Executive, at the time of his Separation from Service, is determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and the Company determines that delayed commencement of any portion of the termination benefits payable to Executive pursuant to this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then, such portion of the compensation payable to Executive pursuant to this Section 5 or Section 6 shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6) month period measured from the date of Executive’s Separation from Service, (B) the date of the Executive’s death or (C) such earlier date as is permitted under Section 409A of the Code.  Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to Executive within 10 days following such expiration, without interest, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.  The determination of whether Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his Separation from Service shall made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) or any successor provision thereto).

5.8           Exceptions to Payment Delay.  Notwithstanding Section 5.7 above, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to this Section 5 or Section 6 shall be made in reliance upon Treasury Regulation § 1.409A-1(b)(9) with respect to separation pay plans, or Treasury Regulation § 1.409A-1(b)(4) with respect to short-term deferrals.  Accordingly, the severance or post termination payments provided for in this Section 5 and Section 6 are not intended to provide for any deferral of compensation subject to Section 409A of the Code to the extent (i) the severance payments payable pursuant hereto or thereto by their terms, and determined as of the date of Executive’s Separation from Service, may not be made later than the 15th day of the third calendar month following the later of (A) the end of the Company’s fiscal year in which Executive’s Separation from Service occurs or (B) the end of the calendar year in which Executive’s Separation from Service occurs, or (ii) (A) such severance payments do not exceed an amount equal to two times the lesser of (1) the amount of Executive’s annualized compensation based upon Executive’s annual rate of pay for the calendar year immediately preceding the calendar year in which Executive’s Separation from Service occurs (adjusted for any increase during the calendar year in which such Separation from Service occurs that would be expected to continue indefinitely had Executive remained employed with the Company) or (2) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the calendar year in which Executive’s Separation from Service occurs, and (B) such severance payments shall be completed no later than December 31 of the second calendar year following the calendar year in which Executive’s Separation from Service occurs.

6.           Termination by Executive for Good Reason or Following a Change in Control.

6.1           Termination of Employment by Executive for Good Reason.  Executive may terminate this Agreement and his employment with Company for “Good Reason” upon the occurrence of a Good Reason Event, as defined in Section 1.8 hereof, and the Company fails to rescind or cure such action prior to the expiration of a thirty (30) day period following the Company’s receipt of a written notice of termination from Executive for Good Reason (a “Good Reason Termination Notice”).  To be effective, a Good Reason Termination Notice must set forth a description in reasonable detail of the action or event which Executive is asserting constitutes the Good Reason Event that entitles him to terminate his employment pursuant to this Section 6.1.  Notwithstanding anything to the contrary that may be set forth above in this Section 6.1 or elsewhere in this Agreement, however, it is expressly agreed that Executive shall not be entitled to terminate his employment for Good Reason, if (i) the Company was required to take any of actions set forth in Section 1.8 in order to comply with any applicable laws or government regulations or any order, ruling, instruction or determination of any government agency having jurisdiction over Company, its Parent (if any), or any of its other Affiliates; or (ii) Executive fails to give the Company the required Good Reason Termination Notice, containing the information set forth above in this Section 6.1, within thirty (30) days of the earlier of the date on which Company notifies Executive, or the date on which Executive first learns, that the Company has taken an action that constitutes a Good Reason Event.  In the event of a termination by Executive of his employment with the Company for Good Reason, Executive shall become entitled to receive the compensation and benefits set forth in Section 6.3 below (the “Severance Compensation”.

6.2           Termination by Executive Following a Change in Control.  Executive shall become entitled to terminate his employment and to receive the Severance Compensation provided for hereinafter in Section 6.3 below if a Change in Control of the Company occurs while Executive is still employed as the Company’s CEO, and either of the following additional events occurs as a direct result of or at the time of or within (but not later than) twelve (12) months following the consummation of such Change in Control:

(a)           Executive’s employment with the Company is terminated without Cause pursuant to Section 5.2(b) of this Agreement by the Company, or by the Surviving Person (if other than the Company) and, as a result thereof, Executive ceases to be employed or hold any positions with the Company or such Surviving Person (as the case may be); or

(b)           Executive terminates his employment and all positions he may hold with the Company or the Surviving Person (if other than the Company) for Good Reason pursuant to Section 6.1 above as a result of the occurrence of a Good Reason Event (as defined in Section 1.8 hereof), provided that Executive furnishes the Company or such Surviving Person (if other than the Company) the Good Reason Termination Notice, as required by Section 6.1, no later than thirty (30) days after the occurrence of such Good Reason Event.

6.3           Severance Compensation upon a Termination Pursuant to Section 6.1 or 6.2.  Subject to Sections 5.7, 5.8, 6.4, 6.5 and 6.6 hereof, upon a termination of Executive’s employment pursuant to and meeting the applicable conditions of Section 6.1 or 6.2 above (a “Section 6 Termination”), then, in lieu of any further salary or other compensation or benefits that would otherwise be due to Executive under this Employment Agreement, or otherwise, for periods subsequent to the date of such Section 6 Termination, Executive shall become entitled to receive the following severance compensation and benefits:

(a)             Accrued but Unpaid Amounts.  All unpaid salary and benefits payable to Executive under this Agreement accrued to the date of such Section 6 Termination.

(b)             Salary Benefit.  An amount, payable at the times and in the manner set forth in Section 6.3 below, equal to one and one-half (1.5) times the annual base salary being paid to Executive under this Employment Agreement as of the date of such Section 6 Termination.

(c)             Medical Insurance Continuation Benefit.  Upon a timely election of the continuation coverage under COBRA by Executive, the Medical Insurance Continuation Benefit for the Insurance Continuation Period as set forth in Section 5.3(b) above.

Notwithstanding any other provision in this Agreement to the contrary, under no circumstances, shall the Executive be permitted to exercise any discretion to modify the amount, timing or form of payment or benefit described in this Section 6.3.

6.4           Timing and Manner of Payment.  The cash portion of any Severance Compensation that becomes payable to Executive as provided above in this Section 6 shall be paid as follows:

(a)           Except as otherwise set forth in Paragraph 6.4(b) below, Executive shall be entitled to receive the payments referenced in Sections 6.3(a) and (b) in a single lump sum, less tax and other required or applicable withholdings, on the tenth (10th) business day following such Section 6 Termination.

(b)           Notwithstanding the foregoing, however, if, on the date of the Section 6 Termination, the Company is a reporting company under the Exchange Act and Executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Code, then such payment shall be made to Executive in a single lump sum on the first business day that occurs at the end of the period which commences on the date of the Section 6 Termination and ending six (6) months after the last day of the calendar month in which the date of such termination occurred.

6.5           No Requirement of Mitigation.  Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Section 6 by seeking other employment or otherwise, nor shall any compensation or other payments received by the Executive from other Persons after the date of a Section 6 Termination reduce any payments due to him under this Section 6, except as otherwise provided in Section 5.3(b) with respect to the Medical Insurance Continuation Benefit payable pursuant thereto or pursuant to Section 6.3(c) above (as the case may be).

6.6           Parachute Limitations.  Notwithstanding anything in this Agreement to the contrary, if any compensation, payment, benefit or distribution by the Company or a Surviving Person to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, then, the following provisions shall apply:

(a)           If the Threshold Amount (as hereinafter defined) is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the-sum of (A) the Excise Tax (as defined below) and (B) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the Severance Payments that would otherwise be payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount.  To the extent that there is more than one method of reducing the Severance Payments to bring them within the Threshold Amount, the Company shall determine which method shall be followed; provided that if the Company fails to make such determination within forty-five (45) days after the Executive has sent the Company or the Surviving Person (if other than the Company) written notice of the need for such reduction, the Executive Company may determine the amount of such reduction.

(b)           If, however, the Severance Payments, reduced by the sum of (i) the Excise Tax and (ii) the total of the Federal, state and local income and employment taxes payable by Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, there shall be no reduction in the Severance Payments to Executive pursuant to Paragraph 6.6(a) above.

(c)           For the purposes of this Section 6.6, the term "Threshold Amount" shall mean three (3) times Executive's "base amount" (within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder) less one dollar ($1.00); and the term "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by Executive with respect to such excise tax.

(d)           The determination as to which of Paragraph 6.6(a) or 6.6(b) shall apply to Executive shall be made by the Company’s tax counsel or by a consultant selected by mutual agreement of the Company and Executive, which agreement shall not be unreasonably withheld or delayed by either party.  Such tax counsel or mutually agreed upon consultant, as the case may be, shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the date of the Section 6 Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Executive.  For purposes of determining which of the alternative provisions of 6.6(a) or 6.6(b) shall apply, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive's residence on the date of the Section 6Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  Any determination by such accounting firm shall be binding on and shall not be appealable by the Company and Executive.

6.7           Exclusivity of Remedies.  In the event of any Section 6 Termination of Executive’s employment, then the respective rights and remedies and the respective obligations of the parties hereto set forth in this Section 6 shall constitute the sole and exclusive rights, remedies and obligations of the parties arising out of or in connection with any such termination of Executive’s employment with the Company, and each party expressly disclaims and waives any and all other rights or remedies it or he (as the case may be) would, but for the provisions of this Section 6.7, have under this Agreement or under applicable law by reason of such termination of employment or the acts or omissions that led to such termination of employment.

7.           Release of Claims.  It shall be a condition precedent to the obligation of the Company to pay Executive, and to the rights of Executive to receive, the Severance Compensation and benefits set forth in this Section 6, that Executive shall (i) execute and deliver to the Company, and not revoke, a separation and release agreement, in a form prescribed by Company (the “Separation Agreement”), and (ii) remain in full compliance with the Separation Agreement.  Such Separation Agreement shall include, without limitation, a non-disparagement provision, a post-termination cooperation provision, a confidentiality provision, a covenant not to sue and a general release of all rights and claims, known or unknown, that Executive may have or may be entitled to assert against the Company or any of its Affiliates, provided that such release shall not apply to Executive’s rights or the Company’s obligations under Section 6 above.

8.           Miscellaneous.

8.1           No Other Agreements.  This Agreement, together with the Employee Confidentiality Agreement and any existing agreements that provide for the grant or award of stock-based compensation to Executive by the Company (the “Other Agreements”) contain all of the terms and provisions relating to and governing the employment relationship between Executive and the Company and shall supersede any other prior or contemporaneous agreements or understandings (written, oral or implied) between Executive and the Company relating in any way to Executive’s employment as CEO of the Company, including the Existing Employment Agreement which is hereby superseded in its entirety and is no longer in effect.

8.2           Amendments and Waivers.  This Agreement may be amended at any time, but only by a written instrument signed by both parties.  A waiver by either party of any of its rights or any of the obligations of the other party under this Agreement shall not be binding, effective or enforceable unless such waiver is set forth in an instrument in writing signed by the party to be charged thereby.  No failure to exercise and no delay on the part of either party in exercising any right or power hereunder or granted by law will operate as a waiver thereof and any single or partial exercise of any right, power or privilege shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.3           Severability.  If any provision of this Agreement or of the Employee Confidentiality Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or thereof (as the case may be) shall not be affected or impaired in any way.

8.4           Governing Law.  This Agreement is made and is to be performed in the state of California and shall be governed by, construed in accordance with and enforced under the internal laws of the State of California, excluding its choice of law rules and principles.

8.5           Arbitration.

(a)           Arbitration.  Any dispute between the parties relating to this Agreement or any agreements entered into pursuant hereto by the parties, including any controversy or dispute regarding the enforceability or the interpretation of any of the provisions hereof or thereof, or with respect to any alleged or actual non-performance by a party of its obligations hereunder or thereunder or with respect to your performance as the Company’s CEO, shall be resolved exclusively by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association.  Any arbitration proceeding shall be held exclusively in Orange County, California and any service of process in or in connection with any such proceeding shall be adequate if sent by certified or registered mail, postage prepaid to the address of the other party last communicated in writing by such other party to the party initiating such arbitration.  The party deemed by the arbitrator to be the prevailing party in any such arbitration proceeding shall be entitled to an award obligating the other party to pay to the prevailing party the reasonable fees and disbursements of such prevailing party’s attorneys, accountants and expert witnesses incurred in any such proceeding.  The determinations of the arbitrator in any such proceeding shall be final and binding on and non-appealable by the parties.

(b)           Waiver of Jury Trial.  Each of the parties acknowledges that by agreeing to resolve their disputes exclusive by arbitration, as provided in Section 8.5(a) above, they are waiving any right they may otherwise have had to have any such disputes or controversies resolved by means of a jury trial.  EACH PARTY DOES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE SUCH PARTY’S RIGHTS TO A TRIAL BY JURY IN ANY SUCH PROCEEDING, AND IN ANY TRIAL OR OTHER PROCEEDING BETWEEN THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT, AND EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING OR TRIAL OR OTHER PROCEEDING SHALL BE THE ARBITRATOR OR THE JUDGE.

(c)           Exception for Equitable Relief.  Notwithstanding anything to the contrary that may be contained in this Section 8.5, each party shall have the right to petition and obtain from any court of competent jurisdiction any equitable remedies, including immediate temporary, preliminary and permanent injunctive relief, to halt a breach or prevent a threatened breach of this Agreement or of the Employee Confidentiality Agreement or to obtain specific performance of any of the obligations of the other party hereunder or thereunder, and it is further expressly agreed by the parties that, in the event any action or proceeding is brought in equity to obtain any such relief or remedies, no party will urge, as a defense thereto, that there is an adequate remedy available at law and no party seeking such relief shall be obligated to post a bond or other security as a condition to the granting of any such remedies or the continued effectiveness thereof.

8.6           Construction and Certain Definitions.  This Agreement is the result of arms’ length negotiations between the parties hereto, and no provision hereof shall be construed against a party by reason of the fact that such party or its legal counsel drafted said provision or for any other reason.  Wherever the terms “include” or “including” appear in this Employment Agreement, such term shall mean “include without limitation” or “including but not limited to” and, unless the context indicates clearly and unambiguously to the contrary, the terms “hereof,” “herein,” “hereinafter,” “hereunder” and “hereto” and any other terms of similar meaning, whenever used in this Agreement, shall refer to this Agreement as a whole and not to the particular section or subsection of, or paragraph or clause of this Agreement where any such term appears.

8.7           No Assignment.  No party may transfer or assign any of its rights or obligations under this Agreement and any attempt to do so shall be null and void; provided, however, that the Company shall be entitled, without the necessity of having to obtain the consent of Executive, to assign this Agreement and delegate its duties hereunder to any corporation or other entity that acquires a majority or more of the outstanding common stock or all or substantially all of the assets of the Company, whether by purchase, merger, consolidation or otherwise.

8.8           Binding on Successors.  Subject to Section 8.7 above, this Agreement shall inure to and be binding on the parties and their respective heirs, legal representatives and successors and assigns.

8.9           Headings.  Section, subsection and paragraph headings are for convenience of reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

8.10           Counterparts.  This Agreement may be executed in any number of counterparts, and each of such signed counterparts, including any photocopies or facsimile copies thereof, shall be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

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Signatures of parties follow on next page.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and date first above written:

COLLECTORS UNIVERSE, INC.

Dated: May 11, 2011	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

EXECUTIVE:

/s/MICHAEL J. MCCONNELL
Michael J. McConnell, Chief Executive Officer